EXHIBIT 6.7

$10,000.00USD                                                  MAY 19, 1999

                                PROMISSORY NOTE

For value received the undersigned promise(s) to pay to the order of Larry McNabb (hereinafter "Holder"), in legal tender, the sum of $10,000.00USD. This Note commences on May 19, 1999 (hereinafter "Commencement Date"), and all obligations set forth herein are measured from this date. No payments of principal are required to be paid until the due date, which due date is no later than 12 months after the Commencement Date.

All payments and performance of the obligations under this Note shall be made at Suite 1290 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6.

This Note shall be governed and interpreted under the laws of the Province of British Columbia.

Dated this 19th day of May 1999.



/s/ Illegible
----------------------------
Magnum Ventures Inc.




/s/ Larry McNabb
----------------------------
Larry McNabb

$3000.00USD                                                          MAY 6, 1999

                                PROMISSORY NOTE

For value received, the undersigned promise(s) to pay to the order Jason Walsh (hereinafter "Holder"), in legal tender, the sum of $3,000.00USD. This Note commences on May 6, 1999 (hereinafter "Commencement Date"), and all obligations set forth herein are measured from this date. No payments of principal are required to be paid until the due date, which due date is no later than 12 months after the Commencement Date.

All payments and performance of the obligations under this Note shall be made at Suite 1290 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6.

This Note shall be governed and interpreted under the laws of the Province of British Columbia.

Dated this 6th day of May 1999.



/s/ Illegible
-----------------------
MAGNUM VENTURES INC.


/s/ Jason Walsh
-----------------------
JASON WALSH

$51,975.33USD                                                  DECEMBER 31, 1999

                                PROMISSORY NOTE

For value received, the undersigned promise(s) to pay to the order of Tech Equities Ltd (hereinafter "Holder"), in legal tender, the sum of $51,975.33USD. This Note commences on December 31, 1999 (hereinafter "Commencement Date"), and all obligations set forth herein are measured from this date. No payments of principle are required to be paid until the due date, which due date is no later than 12 months after the Commencement Date.

All payments and performance of the obligations under this Note shall be made at 205-1600 Howe Street, Vancouver, British Columbia.

This Note shall be governed and interpreted under the laws of the Province of British Columbia.

Dated this 31st day of December 1999.

/s/ L. D. McNabb
------------------------
TECH EQUITIES LTD


/s/ Alan Brown
------------------------
RADIOTOWER.COM INC.